EXTENSION TO LEASE AGREEMENT

DATED SEPTEMBER 1, 2000, BETWEEN

T&T INVESTMENT CO., AS LANDLORD, AND KREISLER

MANUFACTURING CORP. AND KREISLER INDUSTRIAL

CORP., AS TENANT, EFFECTIVE JULY 11, 2006

WITNESSETH:

WHEREAS, the undersigned parties entered into a written Lease Agreement dated September 1, 2000, with respect to the real premises known as 180 Van Riper Avenue, Elmwood Park, New Jersey; and

WHEREAS, by its terms, the Lease Agreement terminates on September 30, 2006; and

WHEREAS, it is the desire of the parties to extend the term of the Lease Agreement for an additional six-year term, upon the following conditions;

NOW, THEREFORE, the parties do hereby agree as follows:

1. Except as specifically amended herein, the parties agree to extend the Lease Agreement dated September 1, 2000, on the same terms and conditions as set forth in that Lease Agreement.

2. The Lease Agreement is hereby extended for an additional six-year term, beginning on October 1, 2006 and ending on September 30, 2012.

3. The fixed rent due from Tenant to Landlord is a total of $1,872,000. The aforesaid rent shall be payable as follows:

years 1 and 2 - $286,000 per year, or $23,833.33 per month;

years 3 and 4 - $312,000 per year, or $26,000 per month;

years 5 and 6 - $338,000 per year, or $28,166.66 per month.

4. All addresses for Tenant referencing a St. Petersburg, Florida address are hereby changed to 180 Van Riper Avenue, Elmwood Park, New Jersey 07407.

5. Tenant is currently undertaking an environmental cleanup project under the auspices of the New Jersey Department of Environmental Protection, as case no. 99-05-26-1740-13. Tenant acknowledges its continuing obligation to remediate the property, pursuant to the provisions of Article 26 of the Lease dated September 1, 2000.

6. With respect to paragraph 17 of the September 1, 2000 Lease regarding notices, the address of Landlord has changed and all notices are to be sent to Landlord c/o Arnold Messer, 7125 Aviara Drive, Carlsbad, California 92011.

7. With respect to paragraph 23 of the September 1, 2000 Lease, the provisions thereof are hereby deleted in their entirety.

8. All other terms and provisions of the Lease Agreement of September 1, 2000 are hereby ratified and confirmed, except where inconsistent with the terms hereof. In the event of any inconsistency or conflict between the terms of this Extension to Lease Agreement and the prior Lease Agreement, the terms and provisions of this Extension Agreement shall supercede and prevail.

9. The terms used in this Extension to Lease Agreement shall have the same meaning as those in the September 1, 2000 Agreement unless otherwise specifically provided or defined.

10. Each party represents that the individual executing this Agreement on its behalf has been duly authorized to do so. Each party agrees to be bound by the terms hereof.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the day and year above first written.

Kreisler Manufacturing Corporation

Tenant

By: __/s/ Edward A. Stern______________

Edward A. Stern Co-President

Attest:

_/s/ Vivian Gonzalez____________

Kreisler Industrial Corporation

Tenant

By: __/s/ Edward A. Stern______________

Edward A. Stern Co-President

Attest:

_/s/ Vivian Gonzalez____________

T&T Investment Company

Landlord

By: __/s/ Arnold Messer_______________

Arnold Messer, President

Attest:

__/s/ Adrienne Messer___________